Exhibit 99.1

TopBuild Reports Third Quarter Results

Third quarter sales of $1.37 billion driven by 4.2% Installation growth and 5.1% Specialty Distribution growth

Delivered gross margin of 30.7% and adjusted EBITDA margin of 20.8%

Narrows 2024 guidance to $5.3 to $5.35 billion in revenue and $1.055 to $1.085 billion in adjusted EBITDA

DAYTONA BEACH, FL – November 5, 2024 — TopBuild Corp. (NYSE:BLD) a leading installer and specialty distributor of insulation and building material products to the construction industry in the United States and Canada today reported results for the third quarter ended September 30, 2024.

“We delivered a strong performance with third quarter sales of $1.37 billion and adjusted EBITDA of $285 million, achieving the highest level of quarterly sales and profit in our history,” said Robert Buck, President and Chief Executive Officer. “Our ongoing focus on growth and profitability enabled us to drive Installation sales growth of 4.2% and Specialty Distribution sales growth of 5.1% in a macro environment that was largely unchanged from the second quarter. Adjusted EBITDA margin of 20.8% improved by 50 basis points excluding the benefit from higher-than-normal multi-family and commercial margins in the third quarter of 2023.1

“We are narrowing our 2024 outlook based on our assumptions for a continued uneven housing environment and the ongoing delay of certain commercial/industrial projects. We remain optimistic about our business with strengthening requirements for energy efficiency, the U.S. housing supply deficit, increasing household formations, and the prospect of lower interest rates driving growth.

“Our priority for our strong free cash flow continues to be acquisitions and our M&A pipeline is very healthy. In the quarter we also returned capital to shareholders, with share repurchases totaling $413.9 million or approximately 1.07 million shares, reinforcing our confidence in our outlook and ability to deploy capital successfully and generate strong returns,” concluded Mr. Buck.

1 The Company noted that its results for the third quarter of 2023 included an estimated $15 million margin benefit related to certain multi-family/commercial business.

NYSE:BLD	November 5, 2024	topbuild.com

Financial Highlights

(comparisons are to the periods ended September 30, 2023)

Three Months Ended September 30, 2024
	Reported		Adjusted
($ in thousands)	2024	2023	2024	2023
Sales	$1,373,268	$1,326,120	$1,373,268	$1,326,120
Gross Profit	421,813	420,690	421,813	420,690
Gross Margin	30.7%	31.7%	30.7%	31.7%
SG&A	177,820	183,198	175,888	174,758
SG&A as % of Revenue	12.9%	13.8%	12.8%	13.2%
Operating Profit	243,993	237,492	245,925	245,932
Operating Margin	17.8%	17.9%	17.9%	18.5%
Net Income	168,960	167,601	170,075	172,507
Net Income per diluted share	$5.65	$5.27	$5.68	$5.43
EBITDA			$285,057	$283,690
EBITDA Margin			20.8%	21.4%

Nine Months Ended September 30, 2024
	Reported		Adjusted
($ in thousands)	2024	2023	2024	2023
Sales	$4,017,597	$3,908,620	$4,017,597	$3,908,620
Gross Profit	1,232,885	1,212,704	1,232,885	1,212,704
Gross Margin	30.7%	31.0%	30.7%	31.0%
SG&A	563,992	538,679	534,497	524,480
SG&A as % of Revenue	14.0%	13.8%	13.3%	13.4%
Operating Profit	668,893	674,025	698,388	688,224
Operating Margin	16.6%	17.2%	17.4%	17.6%
Net Income	472,064	467,870	493,997	477,551
Net Income per diluted share	$15.19	$14.74	$15.89	$15.04
EBITDA			$816,570	$797,520
EBITDA Margin			20.3%	20.4%

NYSE:BLD	November 5, 2024	topbuild.com

Sales Drivers

(comparisons are to the periods ended September 30, 2023)

	Three Months Ended September 30, 2024
	Installation	Specialty Distribution	TopBuild, net of elims
Sales (in millions)	$856	$600	$1,373
Sales Drivers
Volume	0.5%	3.0%	0.4%
Price	1.1%	0.8%	1.0%
M&A	2.9%	1.4%	2.4%
Dispositions	(0.2%)		(0.1%)
Total Sales Change	4.2%	5.1%	3.6%

	Nine Months Ended September 30, 2024
	Installation	Specialty Distribution	TopBuild, net of elims
Sales (in millions)	$2,506	$1,739	$4,018
Sales Drivers
Volume	0.6%	(0.2%)	(0.5%)
Price	1.2%	1.2%	1.2%
M&A	3.4%	1.0%	2.5%
Dispositions	(0.6%)		(0.4%)
Total Sales Change	4.5%	2.1%	2.8%

Segment Profitability

(comparisons are to the periods ended September 30, 2023)

	Three Months Ended September 30, 2024		Nine Months Ended September 30, 2024
($ in thousands)	Installation	Specialty Distribution	Installation	Specialty Distribution
Operating Profit	$172,243	$94,911	$499,717	$261,862
Change	(1.7%)	7.5%	1.1%	5.8%
Operating Margin	20.1%	15.8%	19.9%	15.1%
Adj. Operating Profit	$172,274	$95,109	$500,081	$261,320
Change	(2.7%)	7.7%	0.7%	5.4%
Adj. Operating Margin	20.1%	15.8%	20.0%	15.0%
Adj. EBITDA	$191,382	$110,600	$556,816	$307,507
Change	(1.8%)	6.5%	1.5%	4.8%
Adj. EBITDA Margin	22.3%	18.4%	22.2%	17.7%

NYSE:BLD	November 5, 2024	topbuild.com

Capital Allocation

2024 Acquisitions

Year to date, TopBuild has completed or announced a total of 7 acquisitions which are expected to generate approximately $118 million in annual revenue.

On October 30, the Company announced the acquisition of Shannon Global Energy Services, a leading thermal acoustic blanket insulation fabricator serving the commercial and industrial end markets. The acquisition is expected to close in the fourth quarter.

	Annual Revenue
Company	($millions)	Month Closed
Brabble Insulation, Inc. (I)	$5.2	February
Morris Black & Sons, Inc (I)	3.8	March
Pest Control Insulation LLC (D)	25.4	March
Green Space Insulation LLC (I)	6.0	April
Insulation Works, Inc. (I)	28.0	May
Texas Insulation (I)	38.9	May
Shannon Global Energy Services (D)	10.8	TBD
Total	$118.1
I = Installation, D = Specialty Distribution

Share Repurchases

During the third quarter, TopBuild repurchased approximately 1.07 million shares totaling $413.9 million. On a year-to- date basis, the Company repurchased 2.3 million shares totaling $919.2 million, leaving $235.2 million remaining under the current authorization as of September 30, 2024.

2024 Outlook2

TopBuild narrowed its full year 2024 outlook, based on the Company’s assumptions for a continued uneven housing environment and the ongoing delay of certain commercial/industrial projects. The Company noted that it has not experienced an uptick in project cancellations.

$in millions
2024 Outlook	Low	High
Sales	$5,300.0	$5,350.0
Adjusted EBITDA*	$1,055.0	$1,085.0
* See table for Adjusted EBITDA reconciliation

2 This outlook reflects management’s current view of present and future market conditions and is based on assumptions such as housing starts, general and administrative expenses, and interest rates. These targets do not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release. A reconciliation of non-GAAP targets to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future and therefore, cannot be reasonably predicted. The effect of these excluded items may be significant. Factors that could cause actual long-term results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s most recent Annual Report on Form 10-K and subsequent SEC reports.

NYSE:BLD	November 5, 2024	topbuild.com

Conference Call

A conference call to discuss the third quarter 2024 financial results is scheduled for today, Tuesday, November 5, at 9:00 a.m. Eastern Time. The call may be accessed by dialing (877) 407-9037. A simultaneous webcast of the call, along with management’s formal remarks and a presentation, will be available on the Company’s website at www.topbuild.com shortly before the call begins.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer and specialty distributor of insulation and related building material products to the construction industry in the United States and Canada. We provide insulation installation services nationwide through our Installation segment which has approximately 250 branches located across the United States. We distribute building and mechanical insulation, insulation accessories and other building product materials for the residential, commercial, and industrial end markets through our Specialty Distribution business. Our Specialty Distribution network encompasses approximately 170 branches. To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. We define same branch sales as sales from branches in operation for at least 12 full calendar months. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “SEC Filings” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, our expected financial and operational results, the related assumptions underlying our expected results, and our plan to repurchase our common stock under stock repurchase transactions. These forward-looking statements can be identified by words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” “may,” “project,” “estimate” or “intend,” the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements. Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

PI Aquino

pi.aquino@topbuild.com
386-763-8801

(tables follow)

NYSE:BLD	November 5, 2024	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$1,373,268	$1,326,120	$4,017,597	$3,908,620
Cost of sales	951,455	905,430	2,784,712	2,695,916
Gross profit	421,813	420,690	1,232,885	1,212,704

Selling, general, and administrative expense	177,820	183,198	563,992	538,679
Operating profit	243,993	237,492	668,893	674,025

Other income (expense), net:
Interest expense	(18,449)	(18,830)	(55,811)	(55,427)
Other, net	2,355	6,015	24,987	12,542
Other expense, net	(16,094)	(12,815)	(30,824)	(42,885)
Income before income taxes	227,899	224,677	638,069	631,140

Income tax expense	(58,939)	(57,075)	(166,005)	(163,270)
Net income	$168,960	$167,602	$472,064	$467,870

Net income per common share:
Basic	$5.68	$5.30	$15.28	$14.81
Diluted	$5.65	$5.27	$15.19	$14.74

Weighted average shares outstanding:
Basic	29,751,713	31,615,110	30,901,788	31,588,740
Diluted	29,925,400	31,788,812	31,083,857	31,744,856

NYSE:BLD	November 5, 2024	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$168,960	$167,602	$472,064	$467,870
Other comprehensive income (loss):
Foreign currency translation adjustment	2,463	(3,008)	(3,464)	3,029
Comprehensive income	$171,423	$164,594	$468,600	$470,899

NYSE:BLD	November 5, 2024	topbuild.com

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$257,342	$848,565
Receivables, net of an allowance for credit losses of $21,829 at September 30, 2024, and $23,948 at December 31, 2023	827,776	799,009
Inventories	392,208	364,731
Prepaid expenses and other current assets	43,813	36,939
Total current assets	1,521,139	2,049,244

Right of use assets	189,141	204,629
Property and equipment, net	270,022	264,487
Goodwill	2,092,315	2,042,568
Other intangible assets, net	565,440	591,058
Other assets	12,460	10,865
Total assets	$4,650,517	$5,162,851

LIABILITIES
Current liabilities:
Accounts payable	$461,478	$469,585
Current portion of long-term debt	45,137	47,039
Accrued liabilities	180,382	187,217
Short-term operating lease liabilities	67,509	65,780
Short-term finance lease liabilities	1,634	1,917
Total current liabilities	756,140	771,538

Long-term debt	1,341,439	1,373,028
Deferred tax liabilities, net	243,176	243,930
Long-term portion of insurance reserves	60,799	58,783
Long-term operating lease liabilities	130,299	146,213
Long-term finance lease liabilities	2,961	4,150
Other liabilities	1,434	1,554
Total liabilities	2,536,248	2,599,196

EQUITY	2,114,269	2,563,655
Total liabilities and equity	$4,650,517	$5,162,851

	As of September 30,
	2024	2023
Other Financial Data
Receivable days	49	51
Inventory days	38	36
Accounts payable days	58	60
Receivables, net plus inventories less accounts payable	$758,506	$772,229
Receivables, net plus inventories less accounts payable as a percent of sales (TTM) †	14.1%	14.6%

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	November 5, 2024	topbuild.com

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash Flows Provided by (Used in) Operating Activities:
Net income	$472,064	$467,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	104,777	98,216
Share-based compensation	13,405	11,080
Loss on sale of assets	672	2,733
Amortization of debt issuance costs	2,161	2,161
Provision for bad debt expense	13,730	7,380
Provision for inventory obsolescence	6,713	3,617
Change in certain assets and liabilities, net of effects of businesses acquired:
Receivables, net	(30,294)	(52,482)
Inventories	(30,916)	82,960
Prepaid expenses and other current assets	(6,849)	(3,267)
Accounts payable	(17,441)	(21,361)
Accrued liabilities	(15,695)	(9,027)
Other, net	(2,529)	(1,402)
Net cash provided by operating activities	509,798	588,478

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(56,794)	(48,076)
Acquisition of businesses, net of cash acquired	(88,460)	(147,614)
Proceeds from sale of assets	2,336	14,674
Net cash used in investing activities	(142,918)	(181,016)

Cash Flows Provided by (Used in) Financing Activities:
Repayment of long-term debt	(35,651)	(27,711)
Taxes withheld and paid on employees' equity awards	(6,088)	(6,350)
Exercise of stock options	3,224	2,489
Repurchase of shares of common stock	(919,186)	—
Payment of contingent consideration	—	(300)
Net cash used in financing activities	(957,701)	(31,872)
Impact of exchange rate changes on cash	(402)	(47)
Net (decrease) increase in cash and cash equivalents	(591,223)	375,543
Cash and cash equivalents - Beginning of period	848,565	240,069
Cash and cash equivalents - End of period	$257,342	$615,612

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$35,718	$45,525
Accruals for property and equipment	227	305
Excise taxes capitalized to treasury stock	9,342	—

NYSE:BLD	November 5, 2024	topbuild.com

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change
Installation
Sales	$856,350	$821,673	4.2%	$2,506,076	$2,397,818	4.5%

Operating profit, as reported	$172,243	$175,218		$499,717	$494,394
Operating margin, as reported	20.1%	21.3%		19.9%	20.6%

Rationalization charges	−	1,882		−	1,882
Acquisition related costs	31	26		364	516
Operating profit, as adjusted	$172,274	$177,126		$500,081	$496,792
Operating margin, as adjusted	20.1%	21.6%		20.0%	20.7%

Share-based compensation	71	436		719	1,124
Depreciation and amortization	19,037	17,417		56,016	50,700
EBITDA, as adjusted	$191,382	$194,979	(1.8)%	$556,816	$548,616	1.5%
EBITDA margin, as adjusted	22.3%	23.7%		22.2%	22.9%

Specialty Distribution
Sales	$600,387	$571,009	5.1%	$1,739,007	$1,703,871	2.1%

Operating profit, as reported	$94,911	$88,269		$261,862	$247,583
Operating margin, as reported	15.8%	15.5%		15.1%	14.5%

Rationalization charges	194	−		(556)	−
Acquisition related costs	4	10		14	350
Operating profit, as adjusted	$95,109	$88,279		$261,320	$247,933
Operating margin, as adjusted	15.8%	15.5%		15.0%	14.6%

Share-based compensation	374	434		1,187	987
Depreciation and amortization	15,117	15,102		45,000	44,414
EBITDA, as adjusted	$110,600	$103,815	6.5%	$307,507	$293,334	4.8%
EBITDA margin, as adjusted	18.4%	18.2%		17.7%	17.2%

NYSE:BLD	November 5, 2024	topbuild.com

TopBuild Corp.

Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change
Total net sales
Sales before eliminations	$1,456,737	$1,392,682		$4,245,083	$4,101,689
Intercompany eliminations	(83,469)	(66,562)		(227,486)	(193,069)
Net sales after eliminations	$1,373,268	$1,326,120	3.6%	$4,017,597	$3,908,620	2.8%

Operating profit, as reported - segments	$267,154	$263,487		$761,579	$741,977
General corporate expense, net	(9,685)	(14,494)		(55,610)	(35,280)
Intercompany eliminations	(13,476)	(11,501)		(37,076)	(32,672)
Operating profit, as reported	$243,993	$237,492		$668,893	$674,025
Operating margin, as reported	17.8%	17.9%		16.6%	17.2%

Rationalization charges	485	1,882		(7)	1,882
Acquisition related costs †	1,447	6,558		6,502	12,317
Acquisition termination fee	-	-		23,000	-
Operating profit, as adjusted	$245,925	$245,932		$698,388	$688,224
Operating margin, as adjusted	17.9%	18.5%		17.4%	17.6%

Share-based compensation	3,646	4,194		13,405	11,080
Depreciation and amortization	35,486	33,564		104,777	98,216
EBITDA, as adjusted	$285,057	$283,690	0.5%	$816,570	$797,520	2.4%
EBITDA margin, as adjusted	20.8%	21.4%		20.3%	20.4%

Sales change period over period	47,148			108,977
EBITDA, as adjusted, change period over period	1,367			19,050
Incremental EBITDA, as adjusted, as a percentage of change in sales	2.9%			17.5%

† Acquisition related costs include corporate level adjustments as well as segment operating adjustments.

NYSE:BLD	November 5, 2024	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Metrics (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales
Same branch:
Installation	$832,780	$819,702	$2,424,965	$2,382,440
Specialty Distribution	592,641	571,009	1,721,267	1,703,871
Eliminations	(83,469)	(66,562)	(227,486)	(193,069)
Total same branch	$1,341,952	$1,324,149	$3,918,746	$3,893,242

Acquisitions (a):
Installation	$23,570	$-	$81,111	$-
Specialty Distribution	7,746	-	17,740	-
Total acquisitions	$31,316	$-	98,851	-

Dispositions (b):
Installation	$-	$1,971	$-	$15,378
Total dispositions	-	1,971	-	15,378
Total net sales	$1,373,268	$1,326,120	$4,017,597	$3,908,620

EBITDA, as adjusted
Same branch	$280,333	$283,175	$801,535	$794,480
Acquisitions (a)	4,724	-	15,035	-
Dispositions (b)	-	515	-	3,040
Total	$285,057	$283,690	$816,570	$797,520

EBITDA, as adjusted, as a percentage of sales
Same branch (c)	20.9%		20.5%
Acquisitions (d)	15.1%		15.2%
Total (e)	20.8%	21.4%	20.3%	20.4%

As Adjusted Incremental EBITDA, as a percentage of change in sales
Same branch (f)	NM		27.7%
Acquisitions (d)	15.1%		15.2%
Total (g)	2.9%		17.5%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Represents operating results in prior period previously classified as same branch

(c) Same branch metric, as adjusted, as a percentage of same branch sales

(d) Acquired metric, as adjusted, as a percentage of acquired sales

(e) Total EBITDA, as adjusted, as a percentage of total sales

(f) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(g) Change in total EBITDA, as adjusted, as a percentage of change in total sales

NM Not Meaningful

NYSE:BLD	November 5, 2024	topbuild.com

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Gross Profit Reconciliation

Net sales	$1,373,268	$1,326,120	$4,017,597	$3,908,620

Gross profit, as reported	$421,813	$420,690	$1,232,885	$1,212,704

Acquisition related costs	-	-	-	-
Gross profit, as adjusted	$421,813	$420,690	$1,232,885	$1,212,704

Gross margin, as reported	30.7%	31.7%	30.7%	31.0%
Gross margin, as adjusted	30.7%	31.7%	30.7%	31.0%

Selling, General and Administrative Expense Reconciliation

Selling, general, and administrative expense, as reported	$177,820	$183,198	$563,992	$538,679

Rationalization charges	485	1,882	(7)	1,882
Acquisition related costs	1,447	6,558	6,502	12,317
Acquisition termination fee	-	-	23,000	-
Selling, general, and administrative expense, as adjusted	$175,888	$174,758	$534,497	$524,480

Operating Profit Reconciliation

Operating profit, as reported	$243,993	$237,492	$668,893	$674,025

Rationalization charges	485	1,882	(7)	1,882
Acquisition related costs	1,447	6,558	6,502	12,317
Acquisition termination fee	-	-	23,000	-
Operating profit, as adjusted	$245,925	$245,932	$698,388	$688,224

Operating margin, as reported	17.8%	17.9%	16.6%	17.2%
Operating margin, as adjusted	17.9%	18.5%	17.4%	17.6%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$227,899	$224,677	$638,069	$631,140

Rationalization charges	485	1,882	(7)	1,882
Acquisition related costs	1,447	6,558	6,502	12,317
Acquisition termination fee	-	-	23,000	-
Income before income taxes, as adjusted	229,831	233,117	667,564	645,339

Tax rate at 26.0%	(59,756)	(60,610)	(173,567)	(167,788)
Income, as adjusted	$170,075	$172,507	$493,997	$477,551

Income per common share, as adjusted	$5.68	$5.43	$15.89	$15.04

Weighted average diluted common shares outstanding	29,925,400	31,788,812	31,083,857	31,744,856

NYSE:BLD	November 5, 2024	topbuild.com

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income, as reported	$168,960	$167,602	$472,064	$467,870
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	16,094	12,815	30,824	42,885
Income tax expense	58,939	57,075	166,005	163,270
Depreciation and amortization	35,486	33,564	104,777	98,216
Share-based compensation	3,646	4,194	13,405	11,080
Rationalization charges	485	1,882	(7)	1,882
Acquisition related costs	1,447	6,558	6,502	12,317
Acquisition termination fee	-	-	23,000	-
EBITDA, as adjusted	$285,057	$283,690	$816,570	$797,520

NYSE:BLD	November 5, 2024	topbuild.com

TopBuild Corp.

Acquisition Adjusted Net Sales (Unaudited)

(in thousands)

	2023	2024			Trailing Twelve Months Ended
	Q4	Q1	Q2	Q3	September 30, 2024
Net Sales	$1,286,074	$1,278,717	$1,365,612	$1,373,268	$5,303,671
Acquisitions proforma adjustment †	28,367	24,075	10,603	-	63,045
Net sales, acquisition adjusted	$1,314,441	$1,302,792	$1,376,215	$1,373,268	$5,366,716

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	November 5, 2024	topbuild.com

TopBuild Corp.

2024 Estimated Adjusted EBITDA Range (Unaudited)
(in millions)

	Twelve Months Ending December 31, 2024
	Low	High
Estimated net income, as reported	$606.0	$634.0
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	48.0	45.0
Income tax expense	213.0	222.0
Depreciation and amortization	142.0	140.0
Share-based compensation	17.0	16.0
Acquisition related costs & rationalization charges	29.0	28.0
Estimated EBITDA, as adjusted	$1,055.0	$1,085.0

NYSE:BLD	November 5, 2024	topbuild.com